Exhibit 99.1

SEND OVERNIGHT PACKAGES TO: Keefe, Bruyette & Woods, Inc. First Citizens Processing Center 10 S Wacker Drive, Suite 3400 Chicago, IL 60606 (877) 860-2070 Order and Certification Form

DEADLINE: The order deadline is 12:00 noon, Eastern Time, on December 4, 2013. Your Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) by the deadline or it will be considered void. Orders will be accepted at the address on the top of this form or the PO Box address on the business reply envelope provided. Faxes or copies of this form may not be accepted. First Citizens Banc Corp reserves the right to accept or reject improper order forms.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE AREAS – READ THE ENCLOSED ORDER FORM INSTRUCTIONS AS YOU COMPLETE THIS FORM

(1)	NUMBER OF DEPOSITARY SHARES	(2)	TOTAL AMOUNT DUE	(4)		PURCHASER IDENTIFICATION – OFFERING PRIORITIES Check the one box that applies to the purchaser(s) listed in Section 6:
	Price Per Share × $25.00 =		$	1.	☐	Existing Shareholders - Check here if you are a beneficial owner of common shares of First Citizens Banc Corp.
THE MINIMUM PURCHASE IS 40 DEPOSITARY SHARES ($1,000). Generally, no person may purchase more than 160,000 shares ($4 million). Refer to the order form instructions and the prospectus for further details regarding purchase limitations.				2.	☐	Customers and Local Community – Check here if you are a customer of The Citizens Banking Company or a resident of the Local Community we serve (refer to the order form instructions for a definition of “Local Community”).
				3.	☐	General Public – Check here if none of the above categories apply to you.
(3)	PAYMENT – CHECK OR MONEY ORDER			(5) CHECK BELOW IF YOU ARE, IN RELATION TO FIRST CITIZENS BANC CORP OR ANY OF ITS SUBSIDIARIES, A:
Enclosed is a personal check, bank check or money order made payable to “U.S. Bank/FCZA - Escrow Account” in the amount of:
			$		☐	Director,
					☐	Officer ,
Cash, wire transfers and third party checks will not be accepted for this purchase.					☐	Employee, or
					☐	A member of such person’s household.
Checks and money orders will be cashed upon receipt.

(6) SHARE REGISTRATION: Please PRINT legibly and fill out completely. The depositary share ownership statement and all correspondence related to this order will be mailed to the address provided below. See Order Form Instructions for further guidance.

☐	Individual	☐	Tenants in Common	☐	Corporation	☐	Other	FOR TRUSTEE/BROKER USE ONLY:
☐	Joint Tenants	☐	Uniform Transfers to Minors Act	☐	Partnership	☐	Trust - Under Agreement Dated	☐	Individual Retirement Account
SSN of Beneficial Owner: - -

First Name, Middle Initial, Last Name			SSN or Tax ID No.
First Name, Middle Initial, Last Name			SSN or Tax ID No.
Street			Daytime Telephone #
City	State	Zip Code	Evening Telephone #

(7) ACKNOWLEDGEMENT, CERTIFICATION AND SIGNATURE: I understand that to be effective, this form, properly completed, together with full payment must be received (not postmarked) by First Citizens Banc Corp no later than 12:00 noon, Eastern Time, on December 4, 2013, otherwise this form will be void. I agree that after receipt by First Citizens Banc Corp this Order and Certification Form may not be modified or cancelled without First Citizens Banc Corp’s consent. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am not subject to backup withholding tax [cross out (2) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that my order does not conflict with the maximum purchase limitation, as set forth in the Prospectus dated November 4, 2013.

I further certify that, before executing this order I received the Prospectus dated November 4, 2013, and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the “Risk Factors” section beginning on page 13.

*** ORDER NOT VALID UNLESS SIGNED ***

ONE SIGNATURE REQUIRED. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC. PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

Internal Use Only: Date Rec’d	/ Check#	$	Check#	$	Batch#	Order #	Category

First Citizens Banc Corp

Order Form Instructions

Offering Information Center:

(877) 860-2070

Order Form Instructions – All orders are subject to the provisions of the offering as described in the prospectus.

Item 1 and 2 – Fill in the number of depositary shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the price of $25.00 per depositary share. The minimum number of depositary shares you may order is 40 depositary shares ($1,000). The maximum number of depositary shares you may order is the lesser of (i) 160,000 depositary shares ($4 million) or (ii) the number of depositary shares, assuming conversion of such depositary shares into our common shares, whereby your total beneficial ownership of our common shares (including any common shares currently owned) would not exceed 5% of our outstanding common shares after the offering. For additional information, see “The Offering — Purchase priorities and limitations” in the prospectus.

Item 3 – Payment for the depositary shares may be made by check, bank check or money order payable to “U.S. Bank/FCZA - Escrow Account”. DO NOT MAIL CASH. Payments received during the offering will be placed in an escrow account at U.S. Bank, who will serve as the escrow agent until completion of the offering.

Item 4 – Please check the appropriate box to tell us which offering priority applies to your order. If purchasing in the Local Community priority, please be aware that Local Community is defined as the Ohio counties of Champaign, Crawford, Erie, Franklin, Huron, Logan, Madison, Ottawa, Richland, and Summit.

Item 5 – Please check one of these boxes if you are a director, officer or employee of First Citizens Banc Corp or any of its subsidiaries or a member of such person’s household.

Item 6 – The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of the First Citizens Banc Corp depositary shares. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your shares, please consult your legal advisor or contact the offering information center at (877) 860-2070. If you are an existing common equity shareholder of First Citizens Banc Corp or a customer of The Citizens Banking Company, to protect your priority over other purchasers as described in the prospectus you must take ownership in at least one of the shareholder or customer names.

Item 7 – Sign and date the form where indicated. Before you sign please read carefully and review the information which you have provided and read the acknowledgement. Only one signature is required. Please review the prospectus dated November 4, 2013, including the section titled “Risk Factors” carefully before making an investment decision.

For additional information, refer to the enclosed prospectus or call our offering information center, toll free, at (877) 860-2070, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time. The information center will be closed on weekends and holidays.

First Citizens Banc Corp

Depositary Share Ownership Guide

Offering Information Center: (877) 860-2070

Depositary Share Ownership Guide

Individual – The depositary shares are to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants – Joint tenants with rights of survivorship identifies two or more owners. When shares are held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common – Tenants in common may also identify two or more owners. When shares are to be held by tenants in common, upon the death of one co-tenant, ownership of the shares will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account – Individual Retirement Account (“IRA”) holders may potentially make share purchases from their existing IRA if it is a self-directed IRA. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take a number of weeks to place a subscription using IRA funds.

Registration for IRA’s: On Name Line 1 – list the name of the broker or trust department followed by CUST or TRUSTEE. On Name Line 2 – FBO (for benefit of) YOUR NAME [IRA a/c #                     ]. Address will be that of the broker / trust department to where the statement of ownership will be sent. The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs. Please list your phone numbers, not the phone numbers of your broker / trust department.

Uniform Transfers to Minors Act (UTMA) – For residents of many states, shares may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. In this form of ownership, the minor is the actual owner of the shares, with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated. Please consult your personal advisor regarding applicable laws regarding transfers to minors in your state.

Registration for UTMA: On Name Line 1 – print the name of the custodian followed by the abbreviation “CUST”. On Name Line 2 – FBO (for benefit of) followed by the name of the minor, followed by UTMA-OH (or your state’s abbreviation). List only the minor’s social security number on the form.

Corporation/Partnership – Corporations/Partnerships may purchase the depositary shares. Please provide the Corporation/Partnership’s legal name and Tax I.D.

Fiduciary/Trust – Generally, fiduciary relationships such as trusts, estates, guardianships, etc., are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your shares may not be registered in a fiduciary capacity.

Registration for Fiduciary/Trust: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

For additional information, refer to the enclosed prospectus or call our offering information center, toll free, at (877) 860-2070, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time. The information center will be closed on weekends and holidays.